John Kinross Kennedy, CPA, ABV, CVA
17848 Skypark Circle, Suite C
Irvine, CA 92614-6401
(949) 955-2522. Fax (949) 724-3817
Direct Line (949) 724-5081. Cell (949) 278-6771
jkinross@zamucen.com

FAX

November 5, 2008

Karen A. Batcher, Esq
FAX (619) 512-5184

NUMBER OF PAGES IN THIS TRANSMISSION, INCLUDING THIS PAGE: 2

RE: HOUSE FLY RENTALS, INC.

Herewith requested auditor letter.

Good Luck

John Kinross-Kennedy. C.P.A.

John Kinross-Kennedy, CPA, ABV, CVA
Kinross & Associates, CPAs
17848 Skypark Circle, Suite C
Irvine, CA 92614-6401
(949) 955-2522. Fax (949) 724-3817
jkinross@zamucen.com

November 5, 2008

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

I have read Item 4.01 of the Form 8-K to be filed on November 5, 2008 , of Octavian Global Technologies, Inc. (formerly House Fly Rentals, Inc.) and agree with the statements contained therein.

Sincerely,

Very truly yours,

John Kinross-Kennedy
Certified Public Accountant